UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2010 (May 31, 2010)

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SIONIX CORPORATION
(Exact name of Company as specified in Charter)

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Nevada	002-95626-D	87-0428526
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2801 Ocean Park Blvd., Suite 339
Santa Monica, CA 90405
(Address of Principal Executive Offices)

(847) 235-4566
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Departure of Directors

On May 31, 2010, John Pavia resigned as a member of the Board of Directors of Sionix Corporation (the “Company”).  The resignation was not related to any disagreement with the Company.  Attached is a copy of the resignation letter from John Pavia.

(c)           Appointment of Chief Operating Officer

On May 31, 2010 the Company appointed Thomas C. Leggiere, age 64, as Chief Operating Officer.  There were no arrangements or understandings between Mr. Leggiere and any other person pursuant to which he was to be selected as an officer.  Mr. Leggiere was appointed effective immediately and shall serve until his successor is duly elected and qualified.  There are no family relationships between Mr. Leggiere and any of our current directors or executive officers.

Mr. Leggiere formed Clear Water Compliance Services in 1998 and has served as its President and CEO since its formation. Clear Water Compliance Services specializes in stormwater and groundwater remediation at construction and industrial sites. Mr. Leggiere has over 30 years of operations and supervisory experience in planning, design and project management involving construction, environmental remediation and wastewater treatment. Mr. Leggiere holds a Bachelor of Engineering in Electrical Engineering from Manhattan College and a Master of Science in Ocean Engineering from the University of Rhode Island.  He served as a Naval Officer in the Naval Nuclear Submarine Program, and as a civilian program manager and test engineer responsible for overseeing the overhaul and testing of naval nuclear reactor plants.

The Company has agreed to pay Mr. Leggiere a salary of $125,000 per year, and a bonus of up to an additional $75,000. As well he was an granted option for the purchase of up to 500,000 shares of common stock at an exercise price of $0.06 per share which vest quarterly over the next 12 months.  Mr. Leggiere is also entitled to participate in benefit programs offered to other executives of the Company, including life, health, dental, accident, disability, or other insurance programs; pension, profit sharing, 401(k), savings, or other retirement programs, although the Company is not obliged to adopt or maintain any particular benefit program.

(d)           Election of Directors

On May 31, 2010, the Board of Directors approved the appointment of William A. Retz and Johan Perslow to the Board of Directors.  On June 2, 2010, Mr. Retz and Mr. Perslow each accepted the appointment and agreed to serve on our Board of Directors.

Rear Admiral William A. Retz, USN (Ret)

Rear Admiral Bill Retz has been an independent consultant since 2005. Prior to that he has been employed by ARAMARK from 1996 to 1999, and was the Chief Executive Officer of NOFIRE Technologies from 2000 to 2005, a publicly traded company specializing in the manufacture of fire retardant coatings and engineered products.  Mr. Retz began his career in the United States Navy where he served for over 32 years as a Surface Warfare Officer, and earned the rank of Rear Admiral prior to his departure in 1995. His experience included commands at sea at the ship (USS Stump DD978), squadron (DESRON 22) and group (SURFGRUMIDPAC) level.  Ashore he worked predominately in the area of personnel/manpower management where he was a proven specialist and included two flag tours at the Bureau level.  He served with the river patrol forces in Vietnam, the amphibious forces during the 1973 Middle East crisis and in the Persian Gulf.

There is no arrangement between Rear Admiral Retz and any other person pursuant to which he was selected as a director.  There is no family relationship between Rear Admiral Retz and any of our directors or executive officers. Rear Admiral Retz is not expected to be named to any committee of the board of directors at this time.  There was no transaction since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which Rear Admiral Retz had or will have a direct or indirect material interest.  Rear Admiral Retz has not entered into any material plan, contract or arrangement with us in connection with his appointment as a director.

Mr. Johan Perslow

Since 1980 Johan Perslow has founded and remains a key executive of three businesses: PACE, PERC, and Pacific Aquascape.  He is a leading engineer in the water resources industry, a businessman, and an inventor.  Mr. Perslow has been the principal designer, consultant, and construction manager for more than 800 state-of-the-art water-resource projects including recycled water systems, natural-based stormwater management and flood control systems, lake and pumping systems, irrigation-optimization systems, and tertiary water reclamation facilities.  He has also been involved with the structural design of numerous interstate highway bridges and other complex structures such as a replacement design proposal for the World Trade Center in New York City.

There is no arrangement between Mr. Perslow and any other person pursuant to which he was selected as a director.  There is no family relationship between Mr. Perslow and any of our directors or executive officers.  Mr. Perslow is not expected to be named to any committee of the board of directors at this time.  There was no transaction since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which Mr. Perslow had or will have a direct or indirect material interest.  Mr. Perslow has not entered into any material plan, contract or arrangement with us in connection with his appointment as a director.

 (e)           Compensatory Arrangements of Certain Officers

On December 16, 2009, the Company entered into employment agreements with James R. Currier its Chief Executive Officer and David R. Wells its President and Chief Financial Officer. Under these agreements the Company agreed to grant each of them options to purchase a total of 2,000,000 shares of the Company’s common stock at a price of $0.15 per share.  On May 31, 2010, the exercise price of these options was reduced to $0.06 per share. In addition, the agreements were amended to each provide for the grant of options to purchase an additional 500,000 shares of the Company’s common stock at the beginning of each quarter during calendar year 2011 exercisable at a price of not greater than $0.10 per share, and options to purchase an additional 500,000 shares of the Company’s common stock at the beginning of each quarter during calendar year 2012 exercisable at a price of not greater than $0.15 per share.  The options each have a term of five years.

9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
17.1	Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SIONIX CORPORATION

Dated: June 18, 2010	By:	/s/ James R. Currier
James R. Currier
Chief Executive Officer